UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2013

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34436	27-0247747
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

591 West Putnam Avenue
Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 8.01.                                        Other Events.

Purchase Agreement

On January 23, 2013, Starwood Property Trust, Inc., a Maryland corporation (the “Company”), entered into a Unit Purchase Agreement with LNR Property LLC, a Delaware limited liability company (“LNR”), Aozora Investments LLC, a Delaware limited liability company, CBR I LLC, a Delaware limited liability company, iStar Marlin LLC, a Delaware limited liability company, Opps VIIb LProp, L.P., a Delaware limited partnership, and VNO LNR Holdco LLC, pursuant to which the Company agreed to acquire all the outstanding equity interests of LNR.

LNR is a diversified real estate investment, management, finance and development company that has been engaged in business for over 40 years, having over 580 employees, with approximately 450 located in 10 offices in the U.S. and 130 located in Europe. LNR’s principal line of business is serving as a special servicer for commercial mortgage-backed securities (“CMBS”) transactions. It is the largest special servicer in the U.S. and Europe in terms of market share. An integral part of LNR’s special servicing operations is making investments in subordinated CMBS securities, which enables it to earn fees by acting as special servicer for the related trust in addition to earning income from the securities. The Company will acquire the following LNR business segments:

•                  U.S. Special Servicer:  the largest U.S. special servicer with over $143.8 billion in loans under management and real estate owned as of September 30, 2012.

•                  U.S. Investment Securities Portfolio:  a portfolio of legacy whole loans, CMBS and collateralized debt obligation (“CDO”) investments.

•                  Archetype Mortgage Capital:  a commercial real estate conduit mortgage loan origination platform.

•                  Archetype Financial Institution Services:  an acquirer, manager, and servicer of portfolios of small balance commercial mortgage loans.

•                  LNR Europe:  consists of Hatfield Philips, a wholly-owned subsidiary, the largest independent primary and special servicer in Europe. LNR is also the general partner and a 50% member of a European commercial real estate debt fund.

•                  Auction.com:  50% of LNR’s non-voting, minority interest of one of the nation’s leading real estate exchanges selling residential and commercial real estate via auction.

In addition, a fund that is managed by an affiliate of the Company’s manager will acquire LNR’s U.S. commercial property development group and the remaining 50% of LNR’s interest in Auction.com.

Summary of Strategic Benefits

The Company expects the acquisition of LNR’s business segments to benefit it in the following areas:

•                  Expanded Investment Pipeline:  Significantly widens scope of potential capital deployment opportunities, particularly for smaller balance commercial real estate loans and CMBS, via active monitoring of over 13,000 loans representing more than $172 billion of unpaid principal balance, a proven conduit originator, a small balance commercial real estate loan platform, CMBS investing capabilities, a leading platform in Europe, and an ownership interest in Auction.com which will provide the potential for incremental deal flow.

•                  Scale and Diversification:  Further establishes the Company as a full service real estate finance company by expanding the breadth of its business lines to include smaller balance transactions which will materially increase the Company’s potential investment opportunity set and expand the number of geographic markets in which it will invest, providing both a large number of potential transactions from which to choose as well as a potentially more diversified investment portfolio.

•                  Provides a Hedge in a Variety of Economic Conditions:  Special servicing is a counter-cyclical investment as special servicing fees tend to increase in difficult market conditions.

•                  Enhanced Risk Management:  Adds a global platform of experienced real estate underwriters and workout specialists with access to a detailed proprietary database on the performance of over $245 billion of commercial real estate loans and underlying assets, providing a significant information advantage for underwriting and risk assessment.

U.S. Special Servicer

LNR acquires unrated and non-investment grade subordinated U.S. CMBS and provides “special servicing” for the mortgage pools to which they relate. In most transactions, LNR invests only in the most junior, or nearly the most junior series, which generally do not receive principal payments until much of the mortgage debt underlying the CMBS has been paid and disbursed to holders of more senior series. LNR seeks to invest in transactions in which it can perform detailed due diligence on the properties securing the mortgages in the pool being securitized and can select itself as the special servicer. Special servicing is the business of managing and working out the problem assets in a pool of commercial mortgage loans or other assets. LNR holds a large number of legacy CMBS and CDO investments on its balance sheet, including subordinated “controlling class” positions that form the basis for a significant portion of its special servicing rights.

Because the holders of the subordinated CMBS receive principal and interest that is collected after the more senior levels of CMBS have been paid in full, LNR and other holders of subordinated CMBS are the principal beneficiaries of increased collections, particularly since these bonds are purchased at significant discounts. Conversely, ineffective special servicing may lead to lesser collections and decreased or no payments to the holders of the subordinated CMBS. Therefore, ownership of the subordinated CMBS gives LNR an opportunity to profit from effective special servicing activities in addition to receiving fees for being the special servicer.

LNR’s proprietary database that includes detailed information on over 37,000 loans dating back to 1998 supports its U.S. real estate financing and servicing platform. LNR utilizes its relationship with Auction.com as a channel to market and resolve special servicing assets efficiently and on market terms.

As of September 30, 2012, LNR was named as special servicer on 131 CMBS trusts, which comprise 11,546 loans and approximately $143.8 billion of collateral underlying such loans. The active special servicing portfolio, which includes both loans in special servicing and REO loans, included approximately $21.3 billion of CMBS loans as of the same date. As of the date of this Current Report on Form 8-K, LNR had a special servicer rating of “CSS1-” by Fitch Ratings and a “strong” rating from Standard & Poors Ratings Services. As of September 30, 2012, LNR was the largest U.S. special servicer with approximately 24.1% market share in special servicing of all outstanding CMBS loans and 31.7% market share of all CMBS loans in active special servicing.

U.S. Special Servicer Market Share (9/30/12)*

Rank	Company	Market Share (%)
1	LNR Partners, Inc.	24.10%
2	CWCapital Asset Management	21.50%
3	C-III Asset Management LLC	19.20%
4	Midland	11.20%
5	Wells Fargo	5.70%
6	Torchlight Loan Services, LLC	4.40%
7	Helios	3.50%
8	KeyCorp Real Estate Capital	2.50%
9	Berkadia Commercial Mortgage LLC	1.80%
10	KeyBank	1.60%

* Source: Trepp

U.S. Special Servicer Market Share (9/30/12)

Named CMBS Portfolio	Deals	131
	Unpaid Balance	$143.8 billion
	Loan Count	11,546

Active Special Servicing Portfolio	Special Servicer Loan Count	865
	Special Servicer Loan Balance	$15.1 billion
	REO Loan Count	318
	REO Loan Balance	$6.2 billion

The following shows the balance of U.S. CMBS loans (including loans that have become REO) in special servicing where LNR acts as the special servicer. The Company anticipates that the balance of loans in special servicing where LNR acts as special servicer will decline significantly over the next several years as such loans reach maturity and that LNR’s servicing fees will likewise decline materially.

*   Information for 2010 and 2011 is through December as LNR changed its fiscal year end from November 30 to December 31 in 2010.

A significant amount of U.S. CMBS loans for which LNR acts as the named special servicer are scheduled to mature over the next several years. These maturities may provide significant opportunities for LNR to earn special servicing fees if the underlying collateral does not perform well or if the borrowers are unable to refinance the loans as they mature. After several years of little new issuance activity in CMBS, issuances have increased recently and, if this trend continues, the Company expects it will provide LNR with opportunities to purchase additional subordinated CMBS and the related servicing rights. In addition, LNR continues to consider the purchase of additional legacy subordinated CMBS securities in the secondary market.

U.S. Investment Securities Portfolio

As of September 30, 2012, LNR had invested in a portfolio of securities in CMBS trusts and interests in CDO transactions, which the Company has valued at the time of our signing of the LNR purchase agreement at over $270 million. LNR’s securities portfolio includes interests in 44% of all outstanding conduit CMBS transactions (by number of trusts) and 50% of all transactions issued between 2005 and 2008 in the United States.

Archetype Mortgage Capital

Archetype Mortgage Capital is a commercial real estate lending and securitization platform, originating commercial mortgage loans secured by retail shopping centers, office buildings, multi-family apartment complexes, hotels, mixed-use and industrial properties located in the United States.

Archetype Mortgage Capital’s loans generally include 5-, 7- and 10-year fixed-rate mortgages structured for sale in CMBS transactions. It also seeks to originate bridge loans, mezzanine loans and preferred equity interests. As of September 30, 2012, Archetype Mortgage Capital has originated approximately 60 loans for approximately $640 million since its inception in 2011. Archetype Mortgage Capital maintains offices in California, Florida, New York and North Carolina.

Archetype Financial Institution Services

Archetype Financial Institution Services acquires, manages and services portfolios of small balance commercial loans and real estate assets offered by small- to medium-sized regional banks and financial institutions focused on reducing real estate exposure.

LNR Europe

LNR engages in both primary and special servicing in Europe through its wholly- owned subsidiary, Hatfield Philips, and is also active in third-party investment advisory and asset management.

Hatfield Philips is the largest special servicer in Europe with 46% market share by number of loans in active special servicing. As of September 30, 2012, Hatfield Philips was the named special servicer on 195 loans totaling approximately €22.0 billion, and the primary servicer on 377 loans and €15.2 billion of collateral. Active special servicing data is provided below. Similar to LNR’s U.S. operations, LNR Europe invests through its affiliated LNR European Investment Fund in unrated and non-investment grade CMBS in Europe for which it has the right to be special servicer.

Active Special Servicing—European CMBS Market*

	As of September 30, 2012
	Number	Total Balance	Market Share
Special Servicer	of Loans	(€MM) (1)	by Number	by Balance
Hatfield Philips	64	€4,954	45.7%	30.0%
Capita	40	3,659	28.6%	22.2%
Morgan Stanley	14	1,318	10.0%	8.0%
Solutus	7	270	5.0%	1.6%
Hudson	6	669	4.3%	4.1%
CBRE LS	4	4,799	2.9%	29.1%
Situs	3	564	2.1%	3.4%
Citibank	1	3	0.7%	0.0%
Deutsche Pfandbriefbank	1	267	0.7%	1.6%

(1)         As of date of transfer into special servicing.

*                 Moody’s EMEA CMBS: Monthly Update on Specially Serviced Loans—October 2013

An affiliate of LNR serves as the general partner and a 50% member in LNR European Investment Fund, a European commercial real estate debt fund that has completed its investment period.

Auction.com

Auction.com focuses on asset disposition strategies, asset management and real estate sales. On behalf of its clients, Auction.com focuses on selling residential, commercial, multi-family and hospitality properties, land, and performing and non-performing notes and loan pools. From its inception through September 30, 2012, Auction.com has sold over $12 billion in aggregate purchase price of real estate assets on behalf of its clients. For the year ended December 31, 2011, its residential sales totaled $1.8 billion in aggregate purchase price and it auctioned approximately 35,000 homes. For the year ended December 31, 2011, its commercial real estate division auctioned 1,169 non-performing notes and loan pools for a purchase price of approximately $4.6 billion.

Risk Factors Relating to LNR’s Business and the Company’s Pending Acquisition of LNR

Investing in the Company’s common stock or other securities involves risks.  You should carefully read and consider the risks described below as well as the risks described in the section entitled “Item 1A—Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in the Company’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”), including the risks described below in “Cautionary Statement Regarding Forward-Looking Statements,” before making a decision to invest in the Company’s securities.  Each of these risks could materially and adversely affect the Company’s business, financial condition, results of operations, liquidity and prospects, and could result in a partial or complete loss of your investment.  Unless otherwise indicated or the context requires otherwise, references in these risk factors to “we,” “us” and “our” mean the Company and its consolidated subsidiaries.

The acquisition of LNR, and particularly its special servicing business, potentially exposes us to risks that we do not face in our current business.

LNR derives a substantial portion of its cash flows from the special servicing of pools of commercial mortgage loans. As special servicer, LNR typically receives fees based upon the outstanding balance of the loans which are being specially serviced by LNR. We anticipate that the balance of loans in special servicing where LNR acts as special servicer will decline significantly over the next several years and that LNR’s servicing fees will likewise decline materially. The special servicing industry is highly competitive, and LNR’s inability to compete successfully with other firms to maintain its existing servicing portfolio and obtain future servicing opportunities could have a material and adverse impact on LNR’s future cash flows and results of operations, which, in turn, could adversely affect our results of operations. Because the right to appoint the special servicer for securitized mortgage loans generally resides with the holder of the “controlling class” position in the relevant trust and may migrate to holders of different classes of securities as additional losses are realized, LNR’s ability to maintain its existing servicing rights and obtain future servicing opportunities may require, in many cases, the acquisition of additional CMBS securities. Accordingly, LNR’s ability to compete effectively may depend, in part, on the availability of additional debt or equity capital to fund these purchases. Additionally, LNR’s existing servicing portfolio is subject to “run off,” meaning that mortgage loans serviced by it may be prepaid prior to maturity, refinanced with a mortgage not serviced by LNR or liquidated through foreclosure, deed-in-lieu of foreclosure or other liquidation processes or repaid through standard amortization of principal, resulting in lower servicing fees and/or lower returns on the subordinated securities owned by LNR. Improving economic conditions and property prices, and declines in interest rates and greater availability of mortgage financing, can reduce the incidence of assets going into special servicing and reduce LNR’s revenues from special servicing, including as a result of lower fees under new arrangements. The fair value of LNR’s servicing rights may decrease under the foregoing circumstances, resulting in losses to us.

LNR’s conduit operations are subject to volatile market conditions and significant competition.  In addition, the conduit business may suffer losses as a result of ineffective or inadequate hedges and credit issues.

LNR’s businesses outside of the United States subject it to currency risks. Most of LNR Europe’s investments and liabilities are denominated in currencies other than U.S. dollars. LNR generally does not hedge currency risk. As a result, unfavorable changes in exchange rates could result in losses independent of the performance of the underlying business.

Upon the consummation of the LNR acquisition, the Company will be operating a special servicer business which has certain unique risks.

In connection with the servicing of specially serviced mortgage loans, a special servicer may, at the direction of the directing certificateholder, generally take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the more senior classes of CMBS. We may hold subordinated CMBS and we may or may not be the directing holder in any CMBS transaction in which LNR also acts as special servicer. We may have conflicts of interest in exercising LNR’s rights as holder of subordinated classes of CMBS and in owning the entity that also acts as the special servicer for such transactions. It is possible that LNR, acting as the directing certificateholder for a CMBS transaction, may direct special servicer actions that conflict with the interests of certain other classes of the CMBS issued in that transaction. The special servicer is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the applicable CMBS documentation or the applicable mortgage loan documentation and LNR is subject to the risk of claims asserted by mortgage loan borrowers and the holders of other classes of CMBS that it has violated applicable law or, if applicable, the servicing standard and its other obligations under such CMBS documentation or mortgage loan documentation as a result of actions it may take.

Additionally, LNR is routinely and currently involved in numerous legal proceedings concerning matters that arise in the ordinary course of its special servicing and other businesses. These legal proceedings range from actions involving a single plaintiff to class action lawsuits, which legal proceedings have the potential to give rise to significant damage awards as well as potential reputational risk to LNR and, by virtue of our ownership of LNR, us.

We may not realize all of the anticipated benefits of the LNR acquisition or such benefits may take longer to realize than expected.

The success of the LNR acquisition will depend, in part, on our ability to realize the anticipated benefits from successfully integrating LNR’s business with ours. The combination of two independent companies is a complex, costly and time-consuming process. As a result, we will be required to devote significant management attention and resources to integrating the business practices and operations of LNR. The integration process may disrupt our business and, if implemented ineffectively, could preclude us from realizing all of the potential benefits we expect to realize with respect to the acquisition. Our failure to meet the challenges involved in integrating successfully our operations and LNR’s operations or otherwise to realize the anticipated benefits of the transaction could cause an interruption of, or a loss of momentum in, our business and could seriously harm our results of operations. In addition, the overall integration of the two companies may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of business relationships and diversion of management’s attention, and may cause our stock price to decline. The difficulties of integrating LNR’s business with our operations include, among others:

•                  managing a significantly larger company;

•                  the potential diversion of management focus and resources from other strategic opportunities and from operational matters and potential disruption associated with the acquisition;

•                  maintaining employee morale and retaining key management and other employees;

•                  integrating two unique business cultures;

•                  the possibility of faulty assumptions underlying expectations regarding the integration process;

•                  consolidating corporate and administrative infrastructures and eliminating duplicative operations;

•                  coordinating geographically separate organizations;

•                  unanticipated issues in integrating information technology, communications and other systems;

•                  unanticipated changes in applicable laws and regulations;

•                  managing tax costs or inefficiencies associated with integrating our operations and LNR’s;

•                  suffering losses if we do not experience the anticipated benefits of the transaction;

•                  unforeseen expenses or delays associated with the acquisition of LNR; and

•                  making any necessary modifications to LNR’s internal financial control standards to comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact our business, financial condition and results of operations. In addition, even if our operations and LNR’s are integrated successfully, we may not realize the full benefits of the acquisition within the anticipated time frame, or at all.

LNR’s business is subject to an evolving regulatory environment that may affect certain aspects of its current business.

The pools of commercial loans in which LNR acquires subordinated securities and for which it acts as special servicer are structures commonly referred to as securitizations. As a result of the dislocation of the credit markets, the securitization industry has crafted and continues to craft proposed changes to securitization practices, including proposed new standard representations and warranties, underwriting guidelines and disclosure guidelines. In addition, the securitization industry is becoming far more regulated. For example, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) various federal agencies are in the process of promulgating regulations with respect to various issues that affect securitizations, including (1) a requirement under the Dodd-Frank Act that issuers in securitizations retain 5% of the risk associated with the securities, (2) requirements for additional disclosure, (3) requirements for additional review and reporting and (4) a possible requirement that a portion of potential profit that would be realized on the securitization must be deposited in a reserve account and used as additional credit support for the related commercial mortgage backed securities until the loans are repaid. The regulations ultimately adopted will take effect over the next few years, with the risk-retention regulations primarily taking effect in 2013. Certain proposed regulations, if adopted, could alter the structure of securitizations in the future and could pose additional risks to our participation in future securitizations or could reduce or eliminate the economic incentives of participating in future securitizations.

To be successful, we must retain and motivate key employees, and failure to do so could seriously harm us.

The success of the combined company largely depends on the skills, experience and continued efforts of management and other key personnel. As a result, to be successful, the combined company must retain and motivate executives and other key employees. Employees of LNR may experience uncertainty about their future roles with the combined company until or after strategies for the combined company are announced or executed. These circumstances may adversely affect the combined company’s ability to retain executives of LNR and other key personnel. The combined company also must continue to motivate employees and keep them focused on the strategies and goals of the combined company, which effort may be adversely affected as a result of the uncertainty and difficulties with integrating LNR with us. If the combined company is unable to retain executives and other key employees, the roles and responsibilities of such executive officers and employees will need to be filled either by existing or new officers and employees, which may require the combined company to devote time and resources to identifying, hiring and integrating replacements for the departed executives and employees that could otherwise be used to integrate LNR’s business with ours or otherwise pursue business opportunities.

If financing for the acquisition of LNR becomes unavailable, we may be forced to liquidate other assets to pay for the acquisition or may be unable to close the acquisition.

We intend to finance a portion of the purchase price for the LNR acquisition with equity or debt financing. In connection with entering into the purchase agreement, we entered into a debt commitment letter with Credit Suisse Securities (USA) LLC, Credit Suisse AG and Citigroup Global Markets Inc. providing for a senior secured bridge facility in an aggregate amount of up to $300 million. There are a number of conditions in the debt commitment letter that must be satisfied or waived in order for closing of the debt financing to occur, and there is a risk these conditions will not be satisfied. In the event that the financing contemplated by the debt commitment letter or other suitable equity or debt financing is not available to us, we may be required to obtain alternative financing on terms that are less favorable to us than those in the debt commitment letter. If other financing becomes necessary and we are unable to secure such other financing on acceptable terms, we may be forced to liquidate other assets in order to pay the purchase price of the acquisition, which could have an adverse effect on our results of operations and financial condition, or we may be unable to close the acquisition at all.

Failure to complete the acquisition of LNR could negatively impact our stock price and future business and financial results.

If the acquisition of LNR is not completed, we may be adversely affected and we will be subject to several risks and consequences, including the following:

•                  following the execution of the purchase agreement, we paid a $50 million deposit and, if the closing has not occurred by April 1, 2013, we will be required to pay an additional $25 million deposit and an interest charge will accrue on the amount of the purchase price that we pay for the acquisition. To the extent the transaction is not completed due to an uncured breach of the purchase agreement by us, we will not recover any deposits or interest paid with respect to the transaction;

•                  we will be required to pay certain costs relating to the acquisition, whether or not the acquisition is completed, such as legal, accounting and financial advisor fees; and

•                  matters relating to the acquisition may require substantial commitments of time and resources by our management team, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

In addition, if the acquisition is not completed, we may experience negative reactions from the financial markets and from our employees. We also could be subject in some circumstances to stockholder or other litigation relating to the failure to complete the acquisition, as well as proceedings by the sellers to seek specific performance of our obligations under the purchase agreement or to recover damages for any breach by us of the purchase agreement.

The unaudited pro forma combined financial statements relating to the LNR acquisition do not reflect the performance that we anticipate for future periods in the near-term.

We are required to prepare unaudited pro forma combined financial statements relating to the LNR acquisition. The unaudited pro forma combined financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles and pursuant to specific requirements under federal securities laws. The unaudited pro forma combined balance sheet as of September 30, 2012 and the unaudited pro forma combined statements of income for the year ended December 31, 2011, and the nine months ended September 30, 2012, are based on our historical financial statements and the historical financial statements of LNR (after giving effect to our acquisition of LNR using the purchase method of accounting and adjustment described in the notes to the unaudited pro forma combined financial statements) as if such acquisition had occurred as of September 30, 2012 for the pro forma balance sheet purposes and as of January 1, 2011, for pro forma income statement purposes.

We believe the unaudited pro forma combined statements of income incorporated into this Current Report on Form 8-K are not indicative of our near-term future results of operations. In particular, LNR’s revenues from special servicing are likely to decline in the near-term from the historical amounts reported in the unaudited pro forma combined statements of income due to a decrease in both the number of loans going into special servicing and the amount revenues received from the resolution of loans currently in special servicing. In addition, we believe that the portion of income generated through fair value increases in the value of LNR’s securities portfolio associated with improving CMBS credit spreads during the historical periods may not recur in future periods. Although in determining the pricing for the LNR acquisition we considered a near-term decline in revenues from loans in special servicing and the likelihood that the increase in fair value may not recur in future periods, there can be no assurance that the decline in revenues from special servicing that occurs will not exceed the decline that we anticipate in amount and duration or that the fair value of LNR’s securities portfolio will not decline.

Our financial statement presentation will change materially as a result of our acquisition of LNR as we will consolidate the assets and liabilities of CMBS pools in which LNR owns the controlling class of subordinated securities and is considered the “primary beneficiary.”

Upon our acquisition of LNR, we will be required to consolidate the assets and liabilities of certain CMBS pools in which LNR owns the controlling class of subordinated securities into our financial statements, even though the value of the subordinated securities may represent a small interest relative to the size of the pool. Under U.S. generally accepted accounting principles, companies are required to consolidate variable interest entities (“VIEs”) in which they are determined to be the primary beneficiary. VIEs are defined as entities in which equity investors do not have the characteristics of controlling financial interests or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents, has a potentially significant interest in the entity and controls the entity’s significant decisions. As a result of the foregoing, our financial statements may be more complex and more difficult to understand than if we did not consolidate the CMBS pools.

The market price of the common stock of the combined company may be affected by factors different from those affecting the market price for our common stock.

Our business differs from that of LNR, and the business of the combined company will differ from our existing business, and accordingly, our results of operations and the market price of our common stock after the acquisition may be affected by factors different from those currently affecting our results of operations and stock price.

Risks Related to the Commercial Mortgage Loan Market

There are risks related to investing in commercial mortgage loans.

Commercial mortgage loans are secured by multi-family, mixed-use, hospitality or commercial properties and are subject to risks of delinquency and default. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income (“NOI”) of the property is reduced, the borrower’s ability to repay the loan may be impaired. NOI of an income producing property can be affected by factors including the following: tenant mix, success of tenant businesses, property management decisions, the identity of the persons or entities who control the related borrower and the related mortgaged property, the presence of a borrower that is a single-purpose, bankruptcy remote entity, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, changes in zoning laws that limit property use, sufficient resources to make needed repairs, any need to address environmental contamination at the property, insufficient coverage of earthquake, flood or other casualty losses at the mortgaged property or lack of availability of certain types of casualty insurance, including terrorism insurance after the expiration of the Terrorism Insurance Program in 2014, changes in national, regional or local economic conditions and/or specific industry segments including the credit and securitization markets, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, lack of customary loan provisions relating to the maintenance of reserves or the borrower’s right to terminate a property manager, costs of remediation and liability associated with environmental conditions, the potential for uninsured property losses, participation in tax abatement programs such as a PILOT program that expire prior to the maturity of the mortgage loan, pending or threatened litigation or regulatory actions against borrowers, their sponsors or property managers, the potential for judicial imposition of substantive consolidation of the assets and liabilities of a borrower and its sponsor or parent entities, changes in governmental rules, regulations and fiscal policies, including environmental legislation and the related costs of compliance, acts of God, terrorism, social unrest and civil disturbances.

Payment of a commercial mortgage loan at its maturity or the repayment date is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan. Many commercial mortgage loans do not fully amortize by their maturity date and a substantial balloon payment is, accordingly, due at maturity. See the risk factor entitled “Recent dislocations, illiquidity and volatility in the market for commercial real estate as well as the broader financial markets have and may continue to adversely affect the performance and value of commercial mortgage loans” for a discussion of the difficulty of securing refinancing during an economic downturn.

Most commercial mortgage loans are effectively nonrecourse obligations of the borrower, meaning that there is no recourse against the borrower’s assets other than the underlying collateral. In the event of any default under a mortgage or other real-estate related loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal, accrued interest and unpaid servicing fees and other expenses related to the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. The foreclosure process may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time. The volatility of net operating income will be influenced by many of the foregoing factors, as well as by the length of tenant leases (including the ability of tenants to terminate their leases during the term of the related mortgage loan), the creditworthiness of tenants, tenant defaults, in the case of rental properties, the rate at which new rentals occur, and the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Some of the mortgaged properties securing the mortgage loans in which we may invest also support mezzanine loans and/or subordinated interests the holders of which commonly hold a defaulted mortgage loan purchase option pursuant to the related intercreditor agreement, which generally permits them to purchase a defaulted mortgage loan. To the extent that a subordinate interest holder or mezzanine lender exercises its purchase option within 60 to 90 days following the default, the special servicer will not be entitled to a workout or liquidation fee. Furthermore, a mezzanine lender generally has the right to cure defaults under the related defaulted mortgage loan, thereby delaying the senior lender’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

Recent dislocations, illiquidity and volatility in the market for commercial real estate as well as the broader financial markets have and may continue to adversely affect the performance and value of commercial mortgage loans.

In recent years, the real estate and securitization markets, as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time. In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Recently enacted financial reform legislation in the United States could also adversely affect the availability of credit for commercial real estate. Further, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. We cannot assure you that dislocations in the commercial mortgage loan market will not continue to occur or become more severe.

The downturn in the general economy has affected the financial strength of many commercial, multi-family and other tenants and has resulted in increased rent delinquencies and decreased occupancy. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial, multi-family and manufactured housing community real estate.

Declining commercial real estate values caused by the economic downturn, coupled with diminished availability of leverage and/or refinancing opportunities for commercial mortgage loans and the tightening by commercial real estate lenders of underwriting standards, have prevented many commercial borrowers from refinancing their mortgages, which has resulted in increased delinquencies and defaults on commercial, multi-family and other mortgage loans. Declines in commercial real estate values have also resulted in reduced borrower equity, further hindering borrowers’ ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. The lack of refinancing opportunities has impacted and is expected to continue to impact, in particular, mortgage loans that do not fully amortize and on which there is a substantial balloon payment due at maturity, because borrowers generally expect to refinance these types of loans on or prior to their maturity date. There is a substantial amount of U.S. mortgage loans with balloon payment obligations in excess of their respective current property values that are maturing over the coming three years. Finally, declining commercial real estate values and the associated increases in loan-to-value ratios result in lower recoveries on foreclosure and an increase in losses above those that would have been realized had commercial property values remained the same or continued to increase. Continuing defaults, delinquencies and losses will further decrease property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints and further declines in property values.

Risks Related to LNR’s Investments in CMBS

LNR’s business includes investment in subordinated CMBS. The risks of investment in CMBS are magnified in LNR’s case, where the principal payments received by the CMBS trust are made in priority to the higher rated securities. The commercial mortgage loans underlying CMBS are subject to the ability of the commercial property owner to generate net income from operating the property (and not the independent income or assets of the borrower). Any reductions in net operating income increases the risks of delinquency, foreclosure and default, which could result in losses of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage or other loan.

CMBS are subject to the various risks which relate to the pool of underlying commercial mortgage loans and any other assets in which the CMBS represents an interest. All of the risks described under “Risks Relating to Commercial Mortgage Loans” will impact the performance and value of CMBS. In addition, CMBS are subject to additional risks arising from the geographic, property type and other types of concentrations in the pool of underlying commercial mortgage loans which magnify the risks associated with a particular geographic region, property type or other loan characteristic. In the event of defaults on the mortgages in the CMBS trusts, LNR will bear a risk of loss on its related CMBS to the extent of deficiencies between the value of the collateral and the principal, accrued interest and unpaid fees and expenses on the mortgage loans, which may be offset to some extent by the special servicing fees received by LNR on those mortgage loans. The yield to maturity on the CMBS will depend largely upon the price paid for the CMBS, which are generally sold at a discount at issuance and trade at even steeper discounts in the secondary markets. Further, the yield to maturity on CMBS will depend, in significant part, upon the rate and timing of principal payments on the underlying mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects. Any changes in the weighted average lives of CMBS may adversely affect yield on the CMBS. Prepayments resulting in a shortening of weighted average lives of CMBS may be made at a time of low interest rates when we may be unable to reinvest the resulting payment of principal on the CMBS at a rate comparable to that being earned on the CMBS, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when we may have been able to reinvest scheduled principal payments at higher rates.

The exercise of remedies and successful realization of liquidation proceeds relating to commercial mortgage loans underlying CMBS may be highly dependent on the performance of LNR as special servicer. LNR attempts to underwrite investments on a “loss-adjusted” basis, which projects a certain level of performance. However, there can be no assurance that this underwriting will accurately predict the timing or magnitude of such losses. To the extent that this underwriting has incorrectly anticipated the timing or magnitude of losses, our business may be adversely affected. Some of the mortgage loans underlying the CMBS are already in default and additional loans may default in the future. In the case of such defaults, cash flows of CMBS investments held by LNR may be adversely affected as any reduction in the mortgage payments or principal losses on liquidation of any mortgage loan may be applied to the class of CMBS securities relating to such defaulted loans that LNR holds.

The market value of CMBS could fluctuate materially as a result of various risks that are out of our control and may result in significant losses.

The market value of CMBS investments could fluctuate materially over time as the result of changes in mortgage spreads, treasury bond interest rates, capital market supply and demand factors, and many other factors that affect high-yield fixed income products. These factors are out of our control and could impair LNR’s ability to obtain short-term financing on the CMBS. CMBS investments, especially subordinated classes of CMBS, may have no, or only a limited, trading market. The financial markets in the past have experienced and could in the future experience a period of volatility and reduced liquidity which may reoccur or continue and reduce the market value of CMBS. Some or all of the CMBS, especially subordinated classes of CMBS, may be subject to restrictions on transfer and may be considered illiquid.

Recent dislocations, illiquidity and volatility in the markets for CMBS as well as the broader financial markets have and may continue to adversely affect the demand for CMBS and the value of CMBS investments.

In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also affected the CMBS market by contributing to a decline in the market value and liquidity of securitized investments such as CMBS, even if such CMBS are performing as expected. All of these factors may impact the demand for CMBS and the value of CMBS investments, especially subordinated classes of CMBS.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, including, without limitation, statements concerning the Company’s operations, economic performance and financial condition.  These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are developed by combining currently available information with the Company’s beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar words or expressions.  Forward-looking statements do not guarantee future performance, which may be materially different from that expressed in, or implied by, any such statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on the Company’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to it.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or within its control, and which could materially affect actual results, performance or achievements.  Factors that may cause actual results to vary from our forward-looking statements include, but are not limited to:

•                  factors described in the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, including those set forth under the caption “Business”; in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, including those set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and in the Company’s other periodic reports filed with the SEC;

•                  defaults by borrowers in paying debt service on outstanding indebtedness;

•                  impairment in the value of real estate property securing the Company’s loans;

•                  availability of mortgage origination and acquisition opportunities acceptable to the Company;

•                  the Company’s ability to complete its pending acquisition of LNR as described in this Current Report on Form 8-K and the performance of LNR subsequent to the acquisition;

•                  the Company’s ability to integrate LNR into its business and achieve the benefits that the Company anticipates from its acquisition of LNR;

•                  potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;

•                  national and local economic and business conditions;

•                  general and local commercial real estate and residential property conditions;

•                  changes in federal government policies;

•                  changes in federal, state and local governmental laws and regulations;

•                  increased competition from entities engaged in mortgage lending;

•                  changes in interest rates;

•                  changes in the exchange rates between the U.S. dollar and the respective currencies for the Company’s non-U.S. dollar denominated investments; and

•                  the availability of and costs associated with sources of liquidity.

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained in this Current Report on Form 8-K will in fact occur.  Except to the extent required by applicable law or regulation, the Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

Item 9.01.                                        Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.

The audited consolidated financial statements (i) of LNR Property Holdings Ltd. (as predecessor of LNR Property LLC) as of and for the years ended November 30, 2009 and 2008, (ii) of LNR Property LLC as of December 31, 2010 and for the period from July 29, 2010 to December 31, 2010, and LNR Property Holdings Ltd. as of November 30, 2009 and for the period from  December 1, 2009 to July 28, 2010 and for the year ended November 30, 2009, and (iii) LNR Property LLC as of December 31, 2011 and 2010 and for the year ended December 31, 2011 and the period from July 29, 2010 to December 31, 2010, in each case including the notes and the report of the independent auditor related thereto, are filed as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K, respectively. The consent of the independent auditor related thereto is filed as Exhibit 23.1 to this Current Report on Form 8-K.

The unaudited condensed consolidated financial statements of LNR Property LLC as of September 30, 2012 and for the nine months ended September 30, 2012 and 2011, and the related notes, are filed as Exhibit 99.4 to this Current Report on Form 8-K.

(b)                                 Pro Forma Financial Information.

Starwood Property Trust, Inc. unaudited pro forma combined financial information, comprised of a pro forma combined balance sheet as of September 30, 2012 and pro forma combined statements of income for the nine months ended September 30, 2012 and the twelve months ended December 31, 2011, and the related notes, are filed as Exhibit 99.5 to this Current Report on Form 8-K. The risk factors set forth in Item 8.01 are hereby incorporated by reference in this Item 9.01(b).

(d)           Exhibits

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP, as independent auditors for LNR Property LLC.

99.1	LNR Property Holdings Ltd. and Subsidiaries consolidated financial statements as of November 30, 2009 and 2008 and for the years ended November 30, 2009 and 2008, and Independent Auditors’ Report.

99.2

LNR Property LLC and Subsidiaries consolidated financial statements as of December 31, 2010 and for the period from July 29, 2010 to December 31, 2010, and its Predecessor, LNR Property Holdings Ltd. and Subsidiaries, as of November 30, 2009 and for the period from December 1, 2009 to July 28, 2010 and the year ended November 30, 2009, and Independent Auditors’ Report.

99.3

LNR Property LLC and Subsidiaries consolidated financial statements as of December 31, 2011 and 2010 and for the year ended December 31, 2011 and the period from July 29, 2010 to December 31, 2010, and Independent Auditors’ Report.

99.4	LNR Property LLC and Subsidiaries condensed consolidated financial statements (unaudited) as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011.

99.5

Starwood Property Trust, Inc. pro forma combined financial information (unaudited) as of September 30, 2012 and for the nine months ended September 30, 2012 and the twelve months ended December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2013	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP, as independent auditors for LNR Property LLC.

99.1	LNR Property Holdings Ltd. and Subsidiaries consolidated financial statements as of November 30, 2009 and 2008 and for the years ended November 30, 2009 and 2008, and Independent Auditors’ Report.

99.2

LNR Property LLC and Subsidiaries consolidated financial statements as of December 31, 2010 and for the period from July 29, 2010 to December 31, 2010, and its Predecessor, LNR Property Holdings Ltd. and Subsidiaries, as of November 30, 2009 and for the period from December 1, 2009 to July 28, 2010 and the year ended November 30, 2009, and Independent Auditors’ Report.

99.3

LNR Property LLC and Subsidiaries consolidated financial statements as of December 31, 2011 and 2010 and for the year ended December 31, 2011 and the period from July 29, 2010 to December 31, 2010, and Independent Auditors’ Report.

99.4	LNR Property LLC and Subsidiaries condensed consolidated financial statements (unaudited) as of September 30, 2012 and December 31, 2011 and for the nine months ended September 30, 2012 and 2011.

99.5

Starwood Property Trust, Inc. pro forma combined financial information (unaudited) as of September 30, 2012 and for the nine months ended September 30, 2012 and the twelve months ended December 31, 2011.